Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-224192) and on Form S-8 (Nos. 333-194638, 333-194637, 333-180323, 333-165839, and 333‑154416) of AerCap Holdings N.V. of our report dated March 9, 2018 relating to the financial statements, which appears in this Annual Report on Form 20‑F.

Amsterdam, The Netherlands, March 8, 2019
PricewaterhouseCoopers Accountants N.V.
/s/ H.C. Wüst RA